CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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We consent to the incorporation by reference in the Prospectus Supplement to the
Registration Statement (333-122851), on Form S-3 of Long Beach Acceptance Auto
Receivables Trust 2005-A, Asset-Backed Notes, of our report dated March 23,
2005 relating to the consolidated financial statements of Financial Security
Assurance Inc. and Subsidiaries as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, which appears as an exhibit in Financial Security Assurance Holdings Ltd.'s Annual Report on Form
10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
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New York, New York
June 15, 2005